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                                                                   EXHIBIT 11.1



                           AMERICA SERVICE GROUP INC.



                                                                SIX MONTHS ENDED                    QUARTER ENDED
                                                                    JUNE 30,                          JUNE 30,
                                                                    --------                          --------

                                                            1999              1998            1999              1998
                                                            ----              ----            ----              ----

Net income  (loss)                                       ($369,000)       $ 2,460,000     $ 1,140,000        $   998,000
Preferred stock dividends                                       --                 --          64,000                 --
                                                         ----------------------------------------------------------------
Numerator for basic earnings per share - income
  available to common stock holders                      ($369,000)         2,460,000     $ 1,204,000        $   998,000
                                                         ================================================================

Denominator for basic earnings per share -
  weighted average shares                                3,576,000          3,542,000       3,576,000          3,556,000

Effect of dilutive securities                                   --            121,000         708,000            179,000
                                                        -----------------------------------------------------------------

Weighted average common shares outstanding -
  diluted                                                3,576,000          3,663,000       4,284,000          3,735,000
                                                        =================================================================

Basic earnings (loss) per share                             ($0.10)       $      0.69     $      0.32        $      0.28
                                                        =================================================================
Diluted earnings (loss) per share                           ($0.10)       $      0.67     $      0.28        $      0.27
                                                        =================================================================









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